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                                   EXHIBIT 3

                        Copy of Distribution Agreement

                               SERVICING AGREEMENT


This SERVICING AGREEMENT is made this 2nd day of January, 1988, by and between MML Investors Services, Inc. ("MMLISI") and Massachusetts Mutual Life Insurance Company ("MMLIC"), on its own behalf and on behalf of Mass Mutual variable Annuity Separate Account 1 and Mass Mutual Variable Annuity Separate Account 2 (the "Separate Accounts"), separate accounts of MMLIC, as follows:

WHEREAS, the Separate Accounts were each established under authority of resolutions of MMLIC's Board of Directors in order to set aside and invest assets attributable to certain variable annuity contracts (hereinafter collectively the "Contracts") issued by MMLIC and sold by its agents;

WHEREAS, MMLIC has registered each Separate Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") and has registered the Contracts under the Securities Act of 1933;

WHEREAS, MMLIC is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc.(the "NASD");

WHEREAS, MMLIC has served as principal underwriter of the Contracts and has provided supervision to its agents who sell the Contracts and has been responsible for compliance with broker-dealer requirements under Federal and state securities laws and NASD regulations;

WHEREAS, MMLIC desires to reregister as a broker-dealer and to engage MMLISI, a registered broker-dealer, to assume the above responsibilities with respect to the distribution of the Contracts and serve as principal underwriter of the Contracts, as required by applicable law, and MMLISI desires to assume such responsibilities and to serve as principal underwriter of the Contracts;

NOW, THEREFORE, the parties hereto agree as follows:

1. MMLIC grants to MMLISI the right to be, and MMLISI agrees to serve as, principal underwriter of the Contracts during the term of this Agreement for the purposes of Federal and state securities laws. MMLISI agrees, on behalf of MMLIC, to undertake, at its own expense except as otherwise provided herein, to provide sales services relative to the Contracts and otherwise to perform all duties and functions that are necessary and proper for the distribution of the Contracts as required under Federal and state securities laws and NASD regulations.

2. MMLISI represents that it is a duly registered broker-dealer under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the securities laws of every state or other jurisdiction in which the Contracts are available for sale. MMLISI shall be fully responsible for carrying out all compliance, supervisory and other obligations hereunder required by the NASD Rules of Fair Practice and Federal and state securities laws. Without limiting the generality of the foregoing, MMLISI agrees that it shall be fully responsible for:

    (a) Ensuring that no person shall offer or sell the Contracts on behalf of MMLIC until such person is duly registered as a representative of MMLISI, and appropriately licensed, registered, or otherwise, qualified to offer and sell such Contracts under the Federal securities laws and any applicable securities laws of each state or other jurisdiction in which such Contracts may be sold, in which MMLIC is licensed to sell the Contracts, and in which such person shall offer or sell the Contracts;

    (b) Training and supervising MMLIC's agents for purposes of complying on a continuous basis with the NASD Rules of Fair Practice and with Federal and State securities laws applicable in connection with the offering and sale of the Contracts. In this connection, MMLISI shall:

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A.   Jointly conduct with MMLIC such training (including the preparation and utilization of training materials) as in the opinion of MMLISI is necessary to accomplish the purposes of this Agreement;

B. Establish and implement reasonable written procedures for supervision of sales practices of representatives of MMLISI who sell the Contracts;

C. Ensure that MMLIC's agents who are also representatives of MMLISI shall recommend the purchase of Contracts only upon reasonable grounds to believe that the purchase of the Contract is suitable for such applicant;

D. Provide a sufficient number of registered principals and an adequately staffed compliance department to carry out the responsibilities as set forth herein; and

E. Impose disciplinary measures on agents of MMLIC who are also registered representatives of MMLISI as required.

     (c) MMLISI shall assume full responsibility for the securities activities of all persons engaged directly or indirectly in operations of MMLISI and MMLIC in connection with the offer or sale of the Contracts; each such person shall be considered a "person associated" of MMLISI is defined in Section 3(a)(18) of the 1934 Act. MMLISI shall have full responsibility for each such person in connection with his or her training, supervision, and control, as contemplated by Section 15 of the 1934 Act.

3. MMLIC represents and warrants that the Contracts are registered under the Securities Act of 1933, and that the Contracts are qualified to be sold under the insurance and securities laws of all states in which Contracts are authorized for sale. MMLIC further represents and warrants that it is an insurance company duly organized under the laws of the Commonwealth of Massachusetts and in good standing and authorized to conduct business under the laws of each state in which the Contracts are sold, and that it has legally and validly established the Separate Accounts as segregated asset accounts under the Insurance Code of Massachusetts and has registered the Separate Accounts as unit investment trusts in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts.

4. MMLISI agrees to ensure that its registered representatives use only the prospectus or other applicable and authorized sales literature then in effect in soliciting and selling the Contracts. MMLISI is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current prospectus therefore filed with the Securities and Exchange Commission or in such sales literature as may be authorized by MMLIC.

5. All applications for Contracts shall be made on application forms supplied by MMLIC, and all payments collected by MMLISI shall be remitted by MMLISI promptly in full, together with such application forms and any other required documentation, directly to MMLIC at the address indicated on such application or to such other address as MMLIC may, from time to time, designate in writing. MMLISI shall review all such applications for suitability. Checks or money orders in payment on any contract shall be drawn to the order of "Massachusetts Mutual Life Insurance Company." All applications are subject to acceptance or rejection by MMLIC at its sole discretion.

6. All money payable in connection with any of the Contracts whether as premiums, purchase payments or otherwise, and whether paid by, or on behalf of any applicant or contract owner, is the property of MMLIC and shall be transmitted immediately in accordance with the administrative procedures of MMLIC without any deduction or offset for any reason,. including by example but not limitation, any deduction or offset for compensation claimed by MMLISI. No cash payments shall be accepted by MMLISI in connection with the Contracts.

7. MMLIC agrees to pay the costs of printing the prospectuses and sales material used in connection with the solicitation of applications for the Contracts. MMLIC shall provide to MMLISI copies of such prospectuses and sales material in such number as MMLISI shall reasonably request. MMLIC shall make available to MMLISI copies of all financial statements and other documents that MMLISI reasonably requests for use in connection with the distribution of the Contracts.

8. Notwithstanding anything in this Agreement to the contrary, MMLISI may enter into sales agreements with independent broker-dealers for the sale of the Contracts, subject to the prior written approval of MMLIC of each such sales agreement and the terms thereof. All such sales agreements entered into by MMLISI shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with the NASD Rules of Fair Practice and applicable Federal and state securities and insurance laws, and shall contain substantially identical provisions to those set forth herein. All associated persons of such, independent broker-dealer soliciting applications for the Contracts shall be duly and appropriately licensed or appointed for the sale of the Contracts under the NASD Rules of Fair Practice and Federal and

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     state securities and insurance laws in which such person shall offer or sell the Contracts.

9. MMLIC shall apply for and maintain the proper insurance licenses for each of the agents and brokers selling the Contracts in all states or jurisdictions in which the Contracts are offered for sale by such agent or broker. MMLIC reserves the right to refuse to appoint any proposed agent or broker, or independent broker-dealer, and to terminate an agent, broker or independent broker-dealer once appointed. MMLIC agrees to be responsible for all licensing or other fees required under pertinent state insurance laws to properly authorize brokers or agents for the sale of the Contracts; however, the foregoing shall not limit MMLIC's right to collect such amount from any person or entity other than MMLISI.

10. Commissions or other fees due all brokers and agents in connection with the sale of Contracts shall be paid by MMLIC to the persons entitled thereto in accordance with both the applicable agreement between each such broker or agent and MMLIC. MMLISI shall assist MMLIC in the payment of such amounts as MMLIC shall reasonably request, provided that MMLISI shall not be required to perform any acts that would subject it to registration under the insurance laws of any state. The responsibility of MMLISI shall include the performance of all activities by MMLISI necessary in order that the payment of such amounts fully complies with all applicable state and Federal securities laws. Unless applicable state or Federal securities law shall require, MMLIC retains the ultimate right to determine the commission rate paid to its agents. Unless otherwise agreed to by MMLIC in writing, neither MMLISI nor any of MMLIC's agents nor any independent broker-dealer shall have an interest in any surrender charges, deductions, or other fees payable to MMLIC as set forth herein.

11. With respect to the first calendar year of this Agreement, MMLISI shall be compensated for its services under this Agreement in the amount of three hundred two thousand dollars ($302,000) The amount of compensation to be paid to MMLISI in subsequent years shall be negotiated by the parties prior thereto.

12. The services of MMLISI and MMLIC to the Separate Accounts hereunder are not to be deemed exclusive and MMLISI and MMLIC shall be free to render similar services to others so long as their services hereunder are not impaired or interfered with hereby.

13. The parties hereto recognize that any person selling the Contracts as contemplated by this Agreement shall be acting as an insurance agent of MMLIC or as an insurance broker, and that the rights of MMLISI to supervise such persons shall be limited to the extent specifically described herein or required under applicable Federal or state securities laws or NASD regulations. Such persons shall not be considered employees of MMLISI and shall be considered agents of MMLISI only as and to the extent required by such laws and regulations. Further, it is intended by the parties hereto that such persons are and shall continue to be considered to have a common law independent contractor relationship with MMLIC and not to be common law employees of MMLIC.

14. Subject to termination, as hereinafter provided, the Agreement shall remain in full force and effect for the initial term of this Agreement, which shall be for a two-year period commencing the date first above written, and this Agreement shall continue in full force and effect from year to year thereafter, until terminated as herein provided, each such additional year being an additional term of this Agreement.

     (a) (a)This Agreement may be terminated by either party hereto upon 60 days written notice to the other party, or at any time upon the mutual written consent of the parties hereto.

     (b) This Agreement shall automatically be terminated in the event of its assignment.

     (c) Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including the settlement of monies (due in connection with Contracts in effect at the time of termination issued pursuant to applications received by MMLIC prior to termination.

15. This Agreement shall be subject to the provisions of the 1934 Act and the 1940 Act and the rules, regulations, and rulings thereunder and of the
     NASD), from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transactions exempted from section 15(b)(2) of the 1940 Act. MMLISI and MMLIC shall each submit to all regulatory and administrative bodies having jurisdiction over the sales of the Contracts, present or future, any information reports, or other material that any such body by reason of this Agreement may request, or require pursuant to applicable law or regulations. In particular, without limiting the foregoing, MMLIC agrees that any books and records it maintains pursuant to paragraph 16 of this Servicing Agreement which are required to be maintained under Rule l7a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the Securities and Exchange Commission in accordance

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     with Section 17(a) of the 1934 Act.

16. MMLISI and MMLIC shall each cause to be maintained and preserved for the periods prescribed, such accounts, books, and other documents as are required of it by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, MMLISI shall cause all the books and records in connection with the offer and sale of the Contracts to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Contracts. The books, accounts, and records of MMLISI and MMLIC as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. The payment of premiums, purchase payments, commissions and other fees and payments in connection with the Contracts shall be reflected on the books and records of MMLISI as required under applicable NASD regulations and Federal and State securities laws requirements. MMLISI and MMLIC, from time to time during the term of this Agreement, shall divide the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Contracts; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate and legal responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. MMLISI and MMLIC shall each cause the other to be furnished with such reports as may reasonably request for the purpose of meeting its reporting and record keeping requirements under such regulations and laws, and under the insurance laws of the Commonwealth of Massachusetts and any other applicable states or jurisdictions.

17. MMLISI and MMLIC each agree and understand that all documents, reports, records, books, files, and other materials required under applicable NASD regulation and Federal and state securities laws relative to the sale of Contracts shall be the property of MMLISI, unless such documents, reports, records, books, files and other materials are required by applicable regulation or law to be maintained also by MMLIC, in which case such material shall be the joint property of MMLISI and MMLIC. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of MMLIC. Upon termination of this Agreement, all said material shall be returned to the applicable party.

18. MMLISI and MMLIC shall establish and maintain facilities and procedures for the safekeeping of all books, accounts, records, files, and other materials relative to this Agreement. Such books, accounts, records, files, and other materials shall remain confidential and shall not be voluntarily disclosed to any other person or entity.

19. MMLIC agrees to prepare and mail a confirmation for each transaction in connection with the Contracts at or before the completion thereof as required by the 1934 Act, including Rule lOb-10 thereunder. Each such confirmation shall reflect the facts of the transaction, and the form thereof will show that it is being sent on behalf of MMLISI acting in capacity of Agent for MMLIC.

20. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

21. This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

22. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized and, seals to be affixed, as of the day and year first above written.

                            MASSACHUSETTS MUTUAL LIFE
ATTEST:                     INSURANCE COMPANY, on its behalf
                            And on behalf of MASS MUTUAL
                            VARIABLE ANNUITY SEPARATE
                            ACCOUNT and MassMutual
                            VARIABLE ANNUITY SEPARATE
                            ACCOUNT 2
                            By: /s/ Thomas B. Wheeler
                               ---------------------------
                                    Thomas B. Wheeler
Secretary                           President
ATTEST                      MML INVESTORS SERVICES, INC.
                            By: /s/ Peter D. Cuozzo
                               ---------------------------
Secretary                           Peter D. Cuozzo
                                    President


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